Exhibit 99.1

FOR:	BIO-REFERENCE LABORATORIES, INC.

CONTACT:	Tara Mackay
Investor Relations Coordinator
(201) 791-2600
(201) 791-1941 (fax)
tmackay@bioreference.com

OPKO and Bio-Reference Laboratories To Hold Joint Conference Call to Discuss Merger

MIAMI--(BUSINESS WIRE)--Jun. 8, 2015-- OPKO Health, Inc. (NYSE:OPK) and Bio-Reference Laboratories, Inc. (NASDAQ: BRLI) will host a joint conference call and webcast at 8:30 a.m. ET on Thursday, June 11, 2015, to discuss the previously announced entry into a merger agreement for OPKO to acquire Bio-Reference Laboratories and to discuss Bio-Reference Laboratories’ second quarter financial results. This joint call will be in lieu of the separate earnings call previously announced by Bio-Reference Laboratories.

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The conference call will be available via phone and webcast. The conference call dial-in information is listed below. To access the webcast, please log on to the OPKO website at www.opko.com at least 15 minutes prior to the start of the call to ensure adequate time for any software downloads that may be required. A link to the live webcast is also included below.

CONFERENCE CALL & WEBCAST INFORMATION:

WHEN: Thursday, June 11, 2015, 8:30 a.m. ET

DOMESTIC & CANADA DIAL-IN: 1-877-407-0789

INTERNATIONAL DIAL-IN: 1-201-689-8562

LIVE WEBCAST LINK: http://public.viavid.com/index.php?id=114915

For those unable to participate in the conference call or webcast, a replay will be available beginning June 11, 2015 at 5 p.m. ET for a period of time. To access the replay, dial 1-877-870-5176 or 1-858-384-5517. The replay passcode is 13611685.

The replay can also be accessed for a period of time on OPKO’s website at www.opko.com.

About OPKO Health, Inc.

OPKO is a multinational biopharmaceutical and diagnostics company that seeks to establish industry leading positions in large, rapidly growing markets by leveraging its discovery, development and commercialization expertise and novel and proprietary technologies.

About Bio-Reference Laboratories, Inc.

Bio-Reference Laboratories, Inc. is one of the largest and fastest growing full service diagnostic laboratories in the world, providing clinical testing services to physician offices, clinics, hospitals, long- term care facilities and employers while also advancing drug discovery and development with disease foundations, academic and pharmaceutical partners. Bio-Reference Laboratories’ comprehensive testing capabilities and expertise spans molecular diagnostics, anatomical pathology, women's health, oncology and rare disease genetics. Bio-Reference Laboratories, and its subsidiaries, has an international presence in more than 50 countries. For more information, visit www.bioreference.com.

Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Bio-Reference Laboratories, Inc. (“Bio-Reference Laboratories”) and OPKO Health, Inc. (“OPKO”). In connection with this proposed business combination, Bio-Reference Laboratories and/or OPKO will file relevant materials with the Securities Exchange Commission (the “SEC”), including an OPKO registration statement on Form S-4 that will include a proxy statement of Bio-Reference Laboratories and constitute a prospectus of OPKO. INVESTORS AND SECURITY HOLDERS OF BIO-REFERENCE LABORATORIES AND OPKO ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement (if and when available) will be mailed to shareholders of Bio-Reference Laboratories. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Bio-Reference Laboratories and/or OPKO through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by Bio-Reference Laboratories will be available free of charge on Bio-Reference Laboratories’ website at http://www.bioreference.com or by contacting Bio-Reference Laboratories’ Investor Relations Department by email at tmackay@bioreference.com or by phone at (201) 791-2600. Copies of the documents filed with the SEC by OPKO will be available free of charge on OPKO’s website at www.opko.com or by contacting OPKO’s Investor Relations Department by email at contact@opko.com or by phone at (305) 575-4100.

Participants in Solicitation

Bio-Reference Laboratories, OPKO, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Bio-Reference Laboratories is set forth in its Annual Report on Form 10-K for the year ended October 31, 2014, which was filed with the SEC on January 13, 2015, its Quarterly Report on Form 10-Q for the quarter ended January 31, 2015 which was filed with the SEC on March 9, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on March 5, 2015, and April 29, 2015. Information about the directors and executive officers of OPKO is set forth in its amended Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 27, 2015 and April 30, 2015, its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on May 7, 2015, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 which was filed with the SEC on May 11, 2015 and its Current Report on Form 8-K, which was filed with the SEC on March 19, 2015.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of Bio-Reference Laboratories by OPKO, including any statements regarding the expected timetable for completing the proposed transaction, synergies, benefits and opportunities of the proposed transaction, future opportunities for the combined company and products, future financial performance and any other statements regarding OPKO’s and Bio-Reference Laboratories’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of Bio-Reference Laboratories and OPKO, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of Bio-Reference Laboratories’ shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; ability to successfully integrate the businesses; risk that the transaction and its announcement could have an adverse effect on Bio-Reference Laboratories’ ability to retain customers and retain and hire key personnel; the risk that any potential synergies from the transaction may not be fully realized or may take longer to realize than expected; new information arising out of clinical trial results; and the risk that the safety and/or efficacy results of existing clinical trials will not support continued clinical development, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this communication may become outdated over time. OPKO and Bio-Reference Laboratories do not assume any responsibility for updating any forward-looking statements. Additional information concerning these and other factors can be found in Bio-Reference Laboratories’ and OPKO’s respective filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at www.sec.gov, including Bio-Reference Laboratories’ and OPKO’s most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. Bio-Reference Laboratories and OPKO assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

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Source: OPKO Health, Inc.

OPKO CONTACT:
Steve Rubin or Adam Logal
305-575-4100
or
BRLI CONTACT:
Richard L. Faherty, 201-791-2600

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